SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ____________

                                  FORM 8-K
                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     August 1, 1997
(July 22, 1997)



                             GLOBAL MARINE INC.
 __________________________________________________________________
          (Exact name or registrant as specified in charter)



         Delaware                1-5471             95-1849298
____________________________     _____________      __________________
(State or other jurisdiction     (Commission        (IRS employer
 of incorporation)                file number)       identification no.)



  777 N. Eldridge Parkway, Houston, Texas                 77079
  __________________________________________         __________________
  (Address of principal executive offices)               (Zip Code)




    Registrant's telephone number, including area code  (281) 596-5100




The statements regarding future performance and results and the other statements that are not historical facts contained in this report are forward-looking statements. The words "expect," "anticipate" and similar expressions are also intended to identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, the uncertainties involved in dealing with other parties and the risks that other parties' commitments to the Registrant and its subsidiaries could unexpectedly be breached, the uncertainties involved in litigation, particularly in foreign jurisdictions, and the risks that the outcome of litigation could be other than as expected, changes in the market for offshore drilling rigs and the risks of doing business in changing markets, and other factors discussed herein and in the Registrant's other Securities and Exchange Commission filings.
Should one or more risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On July 22, 1997, the Registrant's wholly owned subsidiary, Global Marine Drilling Company ("GMDC"), completed its acquisition of two additional deep-water offshore drilling rigs, purchasing the Maersk Vinlander, a third-generation semisubmersible, for $150 million and the Maersk Jutlander, also a third-generation semisubmersible, for $100 million. The Maersk Vinlander was purchased from Live Oak Company Limited, and the Maersk Jutlander was purchased from a partnership between Aktieselskabet Dampskibsselskabet Svendborg and Dampskibsselskabet af 1912, Aktieselskab. The Registrant previously reported GMDC's agreement to purchase the rigs in a Current
Report on Form 8-K dated July 7, 1997.

The Maersk Vinlander is an Aker H-3.2 design rig currently equipped to drill in water depths to 1500 feet and capable of being upgraded for operations in more than 3000 feet of water. It was built in Canada at the Saint John Shipyard in 1984, is certified for operations in Canada, and is currently operating in the U.K. sector of the North Sea. The rig is currently under a pre-existing bareboat charter through January 1998.

The Maersk Jutlander, a Friede & Goldman L-907 design rig built in Gotaverken, Sweden, in 1982, is substantially similar to the Registrant's Glomar Arctic I and Glomar Arctic III semisubmersibles. It is currently equipped to drill in water depths to 1200 feet and is capable of being upgraded for operations in more than 3000 feet of water. The Jutlander is currently operating in the Norwegian sector of the North Sea and is also certified for operations in the U.K. sector. Concurrent with the purchase, the seller entered into a bareboat charter with GMDC, under which the seller is continuing to use the rig to complete previous drilling commitments offshore Norway, paying GMDC
$71 million over 3-1/2 years.

As previously reported, an injunction had been granted in an English court delaying the sale of the Maersk Vinlander based on a third party's allegation that the seller had granted it a right of first refusal, but the injunction was lifted. Subsequently, the third-party plaintiff also withdrew its underlying suit against GMDC for tortious interference.

No downtime for modification of either the Maersk Vinlander or the Maersk Jutlander is anticipated in the near term.

In order to facilitate the purchase of the Maersk Vinlander and the Maersk Jutlander, the Registrant's Credit Agreement with a group of banks was amended to increase the credit available thereunder from $100 million to $250 million. GMDC used $200 million available under the Amended and Restated Credit Agreement plus $50 million of cash on hand to acquire the rigs.



                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          GLOBAL MARINE INC.


Date: August 1, 1997                      By:  s/Thomas R. Johnson
                                               Thomas R. Johnson
                                               Vice President
                                               and Corporate Controller